SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: May 21, 2002


                               Semtech Corporation
             (Exact name of registrant as specified in its charter)


       Delaware                           1-6395              95-2119684
(State or other jurisdiction of        (Commission  (IRS Employer Identification
 incorporation or organization)        File Number)               No.)


200 Flynn Road
Camarillo, California                                               93012-8790
(Address of Principal Executive Offices)                           (Zip Code)


                                 (805) 498-2111
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.
         ------------

         The Registrant issued the press release, filed as Exhibit 99.1 hereto, on May 21, 2002.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

Exhibit Number             Description of Document

99.1                       Press Release of the Registrant dated May 21, 2002.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2002                         SEMTECH CORPORATON



                                            By:   /s/   David G. Franz, Jr.
                                               ---------------------------------
                                               David G. Franz, Jr.
                                               Chief Financial Officer



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                                INDEX TO EXHIBITS


Exhibit Number             Description of Document
--------------             -----------------------

99.1                       Press Release of the Registrant dated May 21, 2002.


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                                                                   Exhibit 99.1
                                                                   ------------

           SEMTECH FIRST QUARTER NET INCOME UP 14 PERCENT SEQUENTIALLY
                   Net Sales Increased 6 Percent Sequentially
        Outlook for Fourth Consecutive Quarter of Sequential Sales Growth

                                                           1:30 p.m. PT
                                                           Tuesday, May 21, 2002

CAMARILLO, CALIFORNIA, May 21, 2002 - SEMTECH CORPORATION (Nasdaq: SMTC) today announced results for its fiscal year 2003 first quarter that ended April 28, 2002.

         Sales for the first quarter of fiscal year 2003 were $49.2 million, an increase of 6 percent compared to sales of $46.4 million for the fourth quarter of fiscal year 2002. Gross margin was 57 percent in the quarter, up 100 basis points from the prior quarter. Net income for the first quarter of fiscal year 2003 increased sequentially by 14 percent to $10.0 million, or 13 cents per diluted share. First quarter results represent the third consecutive quarter of sequential improvement in net sales and a return to a 20 percent or better net after-tax profit margin.

         Sales for the first quarter of fiscal year 2003 were down 19 percent when compared to the first quarter of fiscal year 2002. Net income was down 28 percent in comparison to the same period last year, before one-time charges for headcount reductions and location consolidations in the prior year first quarter.

         New orders in the first quarter increased 23 percent from the fourth quarter level and the overall book-to-bill ratio was above one for the second time in the past 7 quarters. Sequentially, orders were generally higher across each product line and each geographic segment. New orders were strongest in the Portable Power Management and Protection Product lines. Demand for proprietary parts used in laptop computers and cellular phones exceeded expectations, as several key programs moved into production.

         Jack Poe, Chairman and CEO said, "The first quarter was a continuation of the improvement in market conditions experienced during the second half of last year. The Company's growth, which recently has been driven by increases in content and market share gains in computers, graphics, gaming and cellular phones, has been bolstered by evidence that some of the capital equipment markets are beginning to improve. We expect the market for test equipment to improve ahead of communications equipment."


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         In the first quarter, the Company reported 377 new design wins with the potential to generate more than $53 million of new annual business, compared to nearly 400 design wins in the fourth quarter representing about $46 million annually of potential new business. Product line design-win dollars were led by Portable Power Management, Desktop Power Management, Protection and SETS products.

Significant New Product Launch

         In June 2002, Semtech will formally launch its newest product family, MicroBuddy(TM). MicroBuddy(TM) is a revolutionary series of fully programmable support ICs for microcontrollers that is far more advanced than any other product in the market today. The product's features include CPU supervision, clock management, real-time support, auxiliary memory and serial interface. MicroBuddy(TM) can be used in any microcontroller-based application such as home automation, consumer products, portable computers and industrial equipment. The Company has applied for a series of patents and trademark registrations to protect this product family.

Outlook and Buyback

         Semtech estimates that net sales for the second quarter of fiscal year 2003 will increase 5 to 7 percent over the first quarter. Turns orders of 31 percent are required to achieve this forecast. Gross margin is expected to increase 50 to 60 basis points during the second quarter. Earnings at these levels should be approximately 14 cents per diluted share.

         Mr. Poe remarked, "In comparing Semtech's second quarter of last year, our low point in the cycle, with our outlook for the second quarter of this year, sales should be up about 30 percent and net income, before one-time items, should increase roughly 80 percent. Net after-tax profit margins are now back over 20 percent and are 200 to 300 basis points higher than our previous results at similar sales levels."

         The Company spent $10.0 million on the repurchase of convertible subordinated debentures during the first quarter. There is a remaining authorized balance of $24.2 million under the existing buyback plan.

About Semtech

         Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

Safe Harbor Provision

       Statements contained in this release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including projections and forecasts for revenue and gross margin, involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include worldwide economic conditions, the timing and duration of semiconductor market upturns or downturns, demand for


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personal  computers,  cellular phones and automated test equipment,  demand for semiconductor devices in general, competitors' actions, relations with large strategic customers and suppliers, manufacturing costs and yields, demand for the Company's products in particular, and risks associated with the businesses of major customers. Other factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company's prospects in general are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.


Investor Relations Contact
       John Baumann, Treasurer, Telephone: 805-480-2010


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                               SEMTECH CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands - except per share amounts)


                                                  Three Months Ended
                                                  ------------------
                                            (Unaudited)       (Unaudited)
                                             April 28,        April 29,
                                               2002              2001
                                          ---------------- -----------------
Net sales                                      $ 49,188          $ 60,528
Cost of sales                                    21,108            25,442
                                              ---------         ---------
Gross profit                                     28,080            35,086
                                              ---------         ---------
Operating costs and expenses -
Selling, general and administrative               8,412             9,922
Product development and engineering               7,524             8,048
One-time costs                                        -               951
                                              ---------         ---------

Total operating costs and expenses               15,936            18,921
                                               --------          --------
Operating income                                 12,144            16,165
Interest and other income, net                    1,179             2,451
                                              ---------         ---------


Income before provision for taxes                13,323            18,616
Provision for taxes                               3,331             5,399
                                              ---------         ---------
Net income                                     $  9,992          $ 13,217
Earnings per share:
Basic                                          $   0.14          $   0.19
Diluted                                        $   0.13          $   0.17
Weighted average number of shares:
Basic                                            72,681            68,467
Diluted                                          78,997            77,120



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                               SEMTECH CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                April 28,           January 27,
                                                   2002                 2002
                                                  -----                -----
                                               (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                         $55,869              $46,300
Temporary investments                             360,956              324,870
Receivables, less allowances                       25,575               19,181
Inventories                                        20,854               22,728
Income taxes refundable                                -                 2,019
Deferred income taxes                              11,878               11,786
Other current assets                                4,018                3,372
                                               ----------           ----------
Total current assets                              479,150              430,256
Property, plant and equipment, net                 50,793               51,516
Investments, maturities in excess of 1 year       125,704              172,332
Deferred income taxes                              26,755               27,659
Other assets                                        8,023                8,638
                                               ----------           ----------
TOTAL ASSETS                                   $  690,425            $ 690,401
                                               ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                               $    8,001            $   7,341
Accrued liabilities                                11,042               16,845
Deferred revenue                                    1,690                1,936
Income taxes payable                                1,241                1,099
Other current liabilities                              74                   65
                                               ----------           ----------
Total current liabilities                          22,048               27,286
Long-term debt                                    354,170              364,320
Total Stockholders' equity                        314,207              298,795
                                               ----------           ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  690,425            $ 690,401
                                               ==========           ==========


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